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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2001
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-13468 (Commission File No.)	91-1069248 (IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington (Address of principal executive offices)		98104 (Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

    The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 17, 2001.

    SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

    Certain portions of this document including the answers to questions 1, 3, 5, 6, 8, 9, 10, 11, 12, 14, 15, 16 and 19, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRES RECEIVED THROUGH JUNE 15, 2001

1.
To the degree that you are willing, please describe how year-over-year business trends in May and June, to-date, have compared with the first-quarter, 2001 and the month of April. Can you elaborate on air vs. ocean trends and what you are seeing from a geographical standpoint?

    Through the end of May 2001, the latest results available, we are able to say that we are very satisfied with how we are doing quarter-over-quarter and year-over-year. The second quarter of 2001 appears to be shaping up as a quarter more in line with our internal expectations, as compared with the first quarter, which exceeded the most optimistic expectations. We can also state that we appear to have done a good job quantifying second quarter cost of the loss of the Ford brokerage business. However, even after taking this into account we like the financial results we have seen so far.

    We have been through a period of stress and if there is a bright side, a little stress makes us appreciative of all that we have. It also increases the commitment to doing the work required to keep things moving forward for all of our employees.

    From a general viewpoint, the overall market does reflect a scenario that is less robust than the recent past. From the inside, given a softer overall market, we believe that we have been extremely fortunate to this point. We continue to work on doing the right things, the right way, at the right time.

2.
Does the intra-Asian business continue to be one of the fastest growing areas for Expeditors? Are there other areas that demonstrate relative strength or particular weakness on a year-over-year basis?

    Intra-Asian business continues to be strong for us as of mid-June 2001. Asia and the Middle East continue to be strong. The Americas are relatively weaker than our other regions, although it may be important to note that even here our activity is still stronger than last year.

3.
Recently, the national postal system of the People's Republic of China (PRC), China Post, has been taking steps to strengthen its position within its own domestic express delivery market (some suggest they are hampering competitors in an effort to improve market position ahead of the market liberalization that is likely to accompany WTO accession). What is your assessment of the potential for a similar threat to foreign freight forwarders from a PRC state entity?

    As we have noted on many occasions, doing business in many parts of the world requires a great deal of skill, intuition, patience and experience. We can confirm that the transportation business in the PRC is certainly not for the faint-hearted.

    Given that the China Post has a dominant position in their market, it is only natural that they would seek to maximize its value. In this respect, this is behavior that we have also seen from the postal monopolies of countries like Germany and the Netherlands. When you have a monopoly, by definition, you have little regard for market conditions. You also predictably look to leverage the monopoly into closely related spheres and perhaps that is why the question seems to assume that we should all be looking out for the unfolding of a Chinese business saga that might be called Crouching Couriers, Hidden Overnight Envelopes. If the assumptions in the question prove true, it could be a rough time in the Chinese courier business for a while and we'll be glad that we don't involve ourselves in challenges of delivering $12 overnight envelopes.

    The second part of your question asks about a potential threat to our business from a PRC state entity. We assume that all readers are aware that our PRC partners are state entities. In fact, one is a PRC company with extensive interests in the forwarding business.

    There is a difference between the several state run forwarding businesses and the Chinese Post Office. First of all, it is in no way clear to us that any one company involved in international transportation in the PRC, state-owned or otherwise, has anything approaching clear-cut monopoly power. Secondly, as a condition of partnership in China, each transportation joint venture with a "foreign" minority interest holder must have one of the Chinese state-owned transportation companies as the local majority partner or include such an entity as another minority joint venture partner. These companies have been building themselves up over the years through a policy of collaboration and co-operation. We are confident that the mutual interests between Expeditors and our majority and fellow minority joint venture partners in the PRC are sufficiently aligned as to adapt to foreseeable dynamic economic situations.

4.
Can you list and describe one or two of the key fundamental differentiators between the international freight forwarding market and the U.S. domestic freight forwarding market? How have these distinctions changed over time?

    This is a little bit like being asked to describe a few of the key fundamental "differentiators" between checkers and chess. While the similarities of these two games can be identified at first glance, an in-depth analysis of the complexities of one contrasted with the other could produce a weighty tome that might exhaust the reader without fully covering the topic. This question is really no different. However, we offer the following liner notes as a guide to what can be heard in the market.

    As a general rule, U.S. domestic freight is much more homogeneous than international freight. This domestic freight moves with less complicated documentation requirements and the economics of the domestic business are such that the vast majority of this freight moves via a single transportation mode: truck. Within the United States, the highly developed highway system, relatively low fuel costs, and the low barriers to entry as an owner/operator all combine to make the cost variables of this business more predictable than the international business.

    From a comparison standpoint, international and domestic, done well, need to have most of the following major similarities:

  1)
  An effective network of offices and motivated employees;

  2)
  Computer and communication systems that automate the documentation process, tie origin and destination together in a seamless and efficient manner, and provide visibility to the entire process; and

  3)
  Carrier relations or asset ownership as a means for moving the freight.

    From these major similarities come the major differences:

  1)
  An effective international network of motivated employees and offices delivering seamless service requires a corporate culture that transcends the innate differences that countries, languages, and cultures create. In international forwarding, every shipment touches two different countries with different laws, different business practices, and likely different native languages plus different currencies whose value may fluctuate. In addition, the inter-company ramifications of dealing across borders in a plethora of currencies where assets and related liabilities are stated, even for the briefest of times in different currencies stretches the abilities of most companies. The need for responsible and prudent management of these complexities cannot be overestimated. A successful domestic system cannot be easily transformed into a working international model;

  2)
  Maintaining computer and communication systems on a global scale requires in-depth technical knowledge and broad experience dealing with multiple governmental control over the local communications infrastructure. The domestic forwarder acquires and maintains these services without facing these difficulties;

  3)
  Trucks can't fly and they don't float. While the full range of domestic capabilities can be accomplished with an asset or non-asset based trucking model, the realities of international forwarding require more than a trucking network, and to be truly efficient, a major portion of international service need to come from a non-asset based model. Air and ocean carrier management on a global basis is needed for intercontinental forwarding. The international forwarding organization must be experienced and focused on the dynamics of arranging multi-modal solutions as a matter of course. Trucking is an important ancillary part of the extreme ends of the move, but it is usually not the primary mode of transport; and

  4)
  Most countries throughout the world have customs formalities that must be completed in order to allow foreign-origin goods into the local markets. Without the successful and timely completion of the customs entry, any amount of efficient forwarding is all for not. In order to provide a full-service international logistics offering, it is important to offer integrated customs brokerage capability. To be in a position to offer this capability in a seamless manner on a global basis is not something easily implemented. We believe that it must evolve and be cultivated.

    Perhaps the biggest mistake people make in comparing and contrasting international and domestic freight forwarding is to assume that they are fundamentally the same business. In fact, they are actually different businesses and this comes from the differences between the origin and the destination. Like chess and checkers which are different games played on the same board, domestic and international forwarding share a common objective—the movement of goods from one point to another, but beyond this a growing number of industry observers now recognize that they are really different games.

5.
When you bid on new business in the current environment, who are the toughest competitors that you must face on a consistent basis by region? How has this list of competitors changed over time?

    Although some are smarter than others, all of our competitors are tough. There is no real point in providing a list. The toughest competitor is the smart company, competing on value, not price. Fortunately or unfortunately, there just aren't many of these around. As to changes over time, our industry has certainly had its share. In our view, you are what you eat.

6.
Given the current slowing that many of the world's economies have been experiencing, are you finding that customers have a higher propensity to outsource new business (business not currently held by another forwarder) to providers such as Expeditors in an attempt to realize cost savings? Or are you seeing the opposite, as potential clients are more hesitant to entrust critical supply chain functions to third parties?

    The use of the term "outsource" is really misused in this context. As we have written many times before, customers have always "outsourced" their transportation functions. This goes back at least to the days of the camel caravans.

    For some reason, there is a common misconception that the growth in our industry, generally, and the growth at Expeditors, specifically, is a result of outsourcing. That is like saying that the growth in milk consumption in the 20th century came about because more people moved to cities and "outsourced" milk cows to the dairy. In fact, milk consumption went up because the population grew. This may have been very indirectly linked due an increase in free time that otherwise would have been devoted to dairy cows, but a link of this sort is not a cause. Freight volumes increase generally because there are more people, not as a result of the outbreak of "mad outsourcing disease." Freight volumes at Expeditors increased more drastically than general trends because there are a lot of people here who understand that "more freight" directly results in increased financial remuneration.

    The fact of the matter is that the true outsourcing "opportunities" that have been presented by customers have not always been "value propositions". Great caution needs to be taken to make sure that when an outsourcing opportunity is offered, it is profitable and not an attempt to leverage freight volumes to offload unresolved internal problems.

7.
Of the total fuel surcharges that you pass through to shippers on behalf of transportation carriers, roughly what proportion is determined by some sort of fuel price index-based mechanism vs. a fixed rate that is periodically adjusted/negotiated by/with various carriers?

    The carriers decide the extent and duration of any fuel surcharge. We don't ask for the increase, we just ask for enough lead time from the carriers so that we can notify our customers in an orderly fashion. We have no arrangements with carriers that call for mechanical implementation of fuel surcharges.

8.
Is the current capital expenditure guidance of $60 million for 2001 still in-line with Expeditors' plan for the year? Has the timing of this planned expenditure been changed significantly since this guidance was first provided? If so, what has driven these changes?

    As of mid June 2001, yes, the $60 million capital expenditure guidance is still in line with our internal plan for 2001. No, the timing has not changed.

9.
With regard to the EPS impact of the loss of Ford as a customer that was detailed in the last 8-K filing, do you have any guidance as to how much, if any, of this EPS impact will be accounted for as extraordinary expense in the second quarter of 2001?

    From a pure accounting standpoint, in order for something to qualify as an extraordinary item, it much be "unusual and non-recurring." This means that whatever the item is, it is so unlikely that it will ever recur again that it needs to be reported separately so that the comparability of the financial statements over time will not be impacted. This is a tough test and failure to meet it has lead to the publication of the "pro forma" number.

    This question and the trend for people to analyze this stuff is another sure sign that the apocalypse is perhaps upon us! The use of "extraordinary expenses" and "pro forma" as an acceptable basis of accounting, usually to obfuscate poor financial results, is indeed unfortunate. We are aware of no financial reporting rules which would allow us to separate the costs you referenced from our quarterly operating results.

    In our view most of the amounts excluded from pro forma results might be lumped into an expense category labeled:

      "Bad things (mostly self-inflicted) we hope don't happen again that caused us to report these poor earnings."

    Or

      "Stuff we want you to ignore to see what things might have looked like if we could legally tell you only part of our story."

    It is interesting that this "extraordinary" label seems to be only applicable to expenses that weren't expected. No one so far has reported "Extraordinary Revenue" for business that just showed up without advance expectation.

    For the record, at this time, we have no "extraordinary expenses" to record for the second quarter. We can assure you that all of our expenses to date are all quite ordinary and necessary for an understanding of our economic efforts.

    Losing customers isn't something that we plan for, but it does happen. Occasionally, we also pick up accounts and receive very substantial "one-off" shipments that we are surprised to get. Something can be unusual and unpleasant without meeting the accounting definition of extraordinary.

10.
In the last 8-K filing, which was dated May 18, 2001, a reference was made to a short-term "disconnect" between market buy and sell rates as the driving factor behind impressive Asia net revenue growth. Was this ultimately a short-term event? Have the buy and sell rates converged to some degree during the second quarter of 2001? Are there any other regions where you are seeing a significant "disconnect?"

    The largest areas of disconnect were Asia and North America. This appears to have moderated somewhat, but short-term disconnects are still possible and are happening.

11.
Recently, United Airlines and American Airlines along with several other transportation and technology companies announced a partnership which created a new logistics company, Integres. Do you perceive any potential threat from this new entity as a competitor? If other major airlines decide to form similar alliances, could this adversely impact Expeditors in terms of pricing or access to capacity?

    We would again invoke what we have previously termed the Second Law of Freight Dynamics. This law states that mergers, alliances, joint ventures, etc., do not create freight or increase lift capacity. In your example, they simply transform the marketing approach.

    We're comfortable with our marketing and carrier relations strategies. We don't feel threatened by airlines entering into these kinds of alliances. We actually would expect that other carriers might try this same strategy. This is a trend that has happened before and it will, in all likelihood, happen again.

    It is important to remember that "fad" is simply an acronym derived from "for a day". To us this trend appears to be best described as a fad. In the event that it isn't, however, we are prepared to compete with Integres, or any other logistics company that may be born of this kind of a liaison. We will do this just like we compete with other entrants in this market place. We have always felt that competition makes us better. We don't spend excess time worrying about it or planning how to avoid it. Rather, to this point, we have grown by aggressively embracing and engaging it.

12.
There was an outcry in the forwarding community regarding the announcement of the formation of Integres? What is your view of this joint venture established by various airlines and one of your direct competitors? It is scheduled to launch in the third quarter. Do you believe it will be a viable entity?

    Why ask us? We don't even recall crying silently much less crying out loud. Integres is a new competitor—regardless of who happens to own them. We think of them the same way that we think of all competitors and frankly we wish them the same amount of success. Given that, we are hardly an objective source to pass on the viability of Integres.  Because of our people, our culture and our systems, we're comfortable that we can continue to compete.

    Companies that worry too much about the competition hamper their own ability to come up with innovative ways to serve their customers.   Competition makes the race worth running. If you try to avoid it, you are certain to lose.

13.
By mode, please discuss (qualitatively) May gross and net revenue growth relative to last May and this April. Further, it would be much appreciated if some qualitative comments could be made relative to specific industry and geographic trends experienced in May.

    We really pay so little attention to gross revenues on an intra-quarter basis that we would have to go out of our way to compile the numbers that would allow us to compare gross revenues for May of 2001 with the results from the months of April 2001 and May 2000. We have said many times in this forum that we don't focus on gross revenue and we think that is the wrong place for any analyst to focus attention.

    The question keeps coming up and there is a rather lengthy list of folks who have tried to tell us that we are wrong. However, none of them work here.

    Any focus on gross revenue is attention diverted away from the goal: profitability. We know that it is entirely possible to show wonderful gross revenue increases while giving away the bottom line because we have seen it done elsewhere. We focus on net revenue because this is what creates a focus on growing profitable business, as opposed to just growing business.

14.
Please discuss the Far East/North American trade lane air and ocean volumes relative to last May, year over year, year to date and relative to the first quarter of 2001. On an industry wide basis, could you estimate what the May volumes were for air and ocean?

    Our activity was certainly acceptable for May 2001. As of mid June 2001, we can make the same statement for the quarter to date figures as compared with the same period last year, particularly when the focus is on a net revenue basis. On a comparable volume basis, Far East to North America ocean volumes appear somewhat stronger than airfreight on a straight percentage comparison.

    Regarding estimates of volumes, we don't make estimates with respect to our own performance let alone the performance for the entire industry. We have enough trouble explaining our own results relative to the third party consensus estimates that we are not about to start making statements for the entire industry over which we have no influence or control. We really try to focus on how well we are doing against our own expectations and standards.

15.
Please discuss May 2001 yields, i.e., are they higher or lower versus May 2000, the first quarter of 2001 and this past April and the impact of changes in capacity on your yields.

    Yields in May 2001 appear to be seasonally higher than yields in May 2000. Historically, yields in the airfreight market begin to contract in the second quarter of a year when compared with the first quarter. In an aggregate sense, June is typically the strongest month of the second quarter and we haven't seen enough of June to be able to make any additional comments.

16.
Please comment on your peak season expectations relative to timing and strength as compared to the past three years.

    It is very difficult to forecast the size and strength of the peak season off of results through the end of any May. We have no reason to forecast the absence of a peak season at this point. While opinions are mixed, there seems to be general speculation that the last half of 2001 will be relatively stronger from a shipper's perspective than the first half.

17.
Please discuss what you believe to be the most important reason(s) why Expeditors has not been as severely impacted by the economic slowing versus other freight forwarders.

    Our people—first, foremost, and always!

18.
Are you seeing more competitive pricing pressures from other forwarders due to the economic slowdown in the U.S. and other countries?

    We always see competitive pricing pressures. It may vary from lane to lane, customer to customer, and commodity to commodity, but the pressure is always there.

19.
If you had a choice, would management rather see a stronger, weaker or stable U.S. dollar relative to other currencies?

    Management is confident in our total inability to forecast short, long or even medium term currency movements. This is sorcery at a level that we cannot even imagine. What we realize is that currencies fluctuate when measured against each other and we need to be concerned that Expeditors is positioned to address the customers' needs no matter where currencies may roam.

20.
Obviously, the economic environment is weaker and accounts perpetually look to their transportation budgets as a source of margin improvement. This has always been the case in more traditional industries and now the tech sector is facing margin pressure. Are there any apparent trends in regards to cutting logistics and transportation expenses among your tech customers (i.e., a pushback on surcharges, a shift from air to ocean, more lenient credit terms)?

    All our customers, tech or otherwise, have always demanded best value for the price. We try to be the very best value/price alternative. The things that customers want in a slow economy are no different from what they wanted when the economy was booming.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
June 15, 2001	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
June 15, 2001	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President-Chief Financial Officer and Treasurer

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SELECTED INQUIRES RECEIVED THROUGH JUNE 15, 2001
SIGNATURES